    1400 Toastmaster Drive, Elgin, Illinois 60120 (847) 741-3300 www.middleby.com

The Middleby Corporation Reports Fourth Quarter and Fiscal Year Results

Q4 & FY 2025 RESULTS EXCEEDED HIGH END OF GUIDANCE RANGE FOR REVENUE, ADJ. EBITDA AND ADJ. EPS

INITIATES 2026 ORGANIC GROWTH GUIDANCE OF +1-3% IN COMMERCIAL FOODSERVICE AND +4-6% IN FOOD PROCESSING

REPURCHASED 4.9 MILLION SHARES (9.1% OF EQUITY) IN 2025 AND 1.7 MILLION SHARES (3.5% OF EQUITY) YTD 2026

FOURTH QUARTER CONTINUING OPERATIONS HIGHLIGHTS
•All results reflect Residential Kitchen as discontinued operations unless otherwise stated
•Net Sales of $866 million increased 5% over prior year; marginally positive on organic basis
•Record Q4 Food Processing orders increased 66% organically and year-end backlog up 36%
•Operating income of $150 million, as compared to $182 million in prior year
•Adjusted EBITDA of $197 million as compared to $226 million in prior year
•Diluted GAAP EPS of $1.72 vs $1.81 if Residential Kitchen was not classified as discontinued operations
•Adjusted EPS of $2.14 or $2.42 if Residential Kitchen was not classified as discontinued operations which is comparable to guidance of $2.19-$2.34
•Q4 ending Net leverage at 2.5x

RESIDENTIAL KITCHEN TRANSACTION COMMENTARY
•Sale of 51% of Residential Kitchen Business completed February 2, 2026
•Business was valued at approximately $885 million
•Middleby received net cash proceeds of approximately $565 million and a $135 million promissory note from the joint venture
•Middleby retains a 49% non-controlling interest in the new standalone joint venture with 26North
•Financial results for all periods presented have been restated to reflect Residential Kitchen results as discontinued operations, excluded from continuing operations
•The assets of the Residential Kitchen business are reported as assets held for sale
•Adjusted net earning and Adjusted EPS will exclude the non-controlling interest

Elgin, Ill, February 26, 2026 - The Middleby Corporation (NASDAQ: MIDD), a leading worldwide manufacturer of equipment for the commercial foodservice and food processing industries, today reported net earnings for the fourth quarter and fiscal year of 2025.

Tim FitzGerald, CEO of The Middleby Corporation said, “2025 was a transformational year for Middleby as we executed decisive portfolio actions to unlock significant shareholder value. We recently completed the sale of a 51% stake in our Residential Kitchen business at an $885 million enterprise valuation, first announced in December, delivering approximately $565 million in cash proceeds while retaining meaningful upside through our 49% ownership. In anticipation of the proceeds from this transaction, combined with one of the most aggressive capital return programs in our industry, we deployed $710 million in share repurchases in 2025, reducing our share count by approximately 9%. We remain on track to complete the separation of our Food Processing business in the second quarter of 2026, creating two independent, pure-play industry leaders with enhanced focus and optimized capital structures.”

FitzGerald concluded, “Our fourth quarter results exceeded our expectations across all metrics of our provided guidance on a like-for-like basis accounting for the Residential Kitchen Transaction. Our Commercial Foodservice segment delivered $602 million in revenue with double-digit growth in our dealer channel, driven by improved demand with independents, institutional customers, and fast casual chains. While large QSR customers faced challenges throughout 2025, we are encouraged by early traction with our new ice and beverage innovations. Our Food Processing segment generated $265 million in revenue and finished the year with record backlog, driven by continued success with our Total Line Solutions and strategic international expansion. We're excited for the year ahead and believe both segments are well positioned in 2026 and beyond.”
2025 Fourth Quarter and Fiscal Year Financial Results
All results presented are on a continuing operations basis and non-GAAP reconciliations are presented as an addendum to our earnings release slides with restated 2025 and 2024 Adjusted EBITDA and Adjusted EPS.
•Net sales increased 4.5% in the fourth quarter over the comparative prior year period. Excluding the impacts of acquisitions and foreign exchange rates, sales increased 0.3% in the fourth quarter over the comparative prior year period.
•Net sales increased 1.6% as compared to the prior fiscal year period. Excluding the impacts of acquisitions and foreign exchange rates, sales decreased 2.4% for the fiscal year over the prior year period.
•A reconciliation of organic net sales (a non-GAAP measures) by segment is as follows:

	Commercial Foodservice		Food Processing		Total Company
($ in millions)	QTD	YTD	QTD	YTD	QTD	YTD
Net Sales	$601.7	$2,351.0	$264.7	$850.2	$866.4	$3,201.2

Reported Net Sales Growth	0.7%	(1.2)%	14.4%	10.4%	4.5%	1.6%
Acquisitions	—%	0.3%	9.7%	13.1%	2.7%	3.4%
Foreign Exchange Rates	0.8%	0.2%	3.4%	1.8%	1.5%	0.6%
Organic Net Sales Growth (1) (2)	(0.1)%	(1.7)%	1.3%	(4.5)%	0.3%	(2.4)%

(1) Organic net sales growth defined as total sales growth excluding impact of acquisitions and foreign exchange rates
(2) Totals may be impacted by rounding
•Adjusted EBITDA (a non-GAAP measure) was $197.1 million in the fourth quarter compared to $226.2 million in the prior year. The fourth quarter Adjusted EBITDA includes an adverse impact of $7 million related to tariffs.
•Adjusted EBITDA (a non-GAAP measure) was $719.5 million for the year compared to $791.9 million in the prior year. The year-to-date Adjusted EBITDA includes an adverse impact of $21 million related to tariffs.
•A reconciliation of organic adjusted EBITDA (a non-GAAP measures) by segment is as follows:

	Commercial Foodservice		Food Processing		Total Company (1)
($ in millions)	QTD	YTD	QTD	YTD	QTD	YTD
Adjusted EBITDA	$157.0	$626.7	$58.0	$171.5	$197.1	$719.5

Adjusted EBITDA %	26.1%	26.7%	21.9%	20.2%	22.7%	22.5%
Acquisitions	—%	0.1%	(1.4)%	(1.0)%	(0.5)%	(0.2)%
Foreign Exchange Rates	—%	0.1%	0.2%	0.1%	—%	0.1%
Organic Adjusted EBITDA % (2) (3)	26.1%	26.6%	23.1%	21.1%	23.1%	22.7%

(1) Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $17.9 million and $78.7 million for the three and twelve months ended January 3, 2026, respectively.

(2) Organic Adjusted EBITDA defined as Adjusted EBITDA excluding impact of acquisitions and foreign exchange rates.
(3) Totals may be impacted by rounding
•Operating cash flows during the fourth quarter amounted to $178.5 million in comparison to $209.9 million in the prior year period. The fourth quarter operating cash flows also reflect $4.8 million for strategic transaction costs associated with the business portfolio review and an adverse impact of $7 million related to tariffs.
•Operating cash flows for the year amounted to $564.6 million in comparison to $614.5 million in the prior year. Full year operating cash flows also reflect $19.2 million for strategic transaction costs associated with the business portfolio review and an adverse impact of $21 million related to tariffs.
•Adjusted EPS for full year 2025 was $9.27 as calculated if Residential Kitchen had not been classified as discontinued operations as compared to $9.49 in the prior year
•The total leverage ratio per our credit agreements was 2.5x. The trailing twelve-month bank agreement pro-forma EBITDA was $819.2 million.

•Net debt, defined as debt less cash, at the end of the 2025 fiscal fourth quarter amounted to $2.0 billion as compared to $1.8 billion at the end of fiscal 2024. Our borrowing availability at the end of the fourth quarter was approximately $2.4 billion.
2026 Outlook
Management also provided the following expectations for the first quarter and full year 2026:

	1st Qtr, 2026			Full Year 2026
	Commercial Foodservice	Food Processing	Total Company	Commercial Foodservice	Food Processing	Total Company
Net sales	$560-$578 M	$200-210 M	$760-788 M	$2.37-2.43 B	$895-925 M	$3.27-3.36 B
Growth	1%	22%	6%	2%	7%	4%
Organic Growth	1%	10-15%		1-3%	4-6%
Adjusted EBITDA	$142-152 M	$37-41 M	$161-173 M	$632-658 M	$186-208 M	$745-780 M
Adjusted Earnings Per Share (1)			$1.90-2.02			$9.20-9.36

(1) FY 2026 Adjusted EPS expectation is the sum of the four quarters of Adjusted EPS, please reference earnings slides for further detail on guidance

Conference Call
The company has scheduled a conference call to discuss the fourth quarter results at 10 a.m. Eastern/9 a.m. Central Time on February 26th. The conference call is accessible through the Investor Relations section of the company website at www.middleby.com. If website access is not available, attendees can join the conference by dialing (844) 676-5090, or (412) 634-6754 for international access. The conference call will be available for replay from the company’s website.
Cautionary Statement Regarding Forward-Looking Statements
Statements in this press release or otherwise attributable to the company regarding the company's business which are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations with respect to our future performance and the outcome of our strategic review. The company cautions investors that such statements are estimates of future performance and are highly dependent upon a variety of important factors that could cause actual results to differ materially from such statements. Such factors include variability in financing costs; quarterly variations in operating results; dependence on key customers; international exposure; foreign exchange and political risks affecting international sales; changing market conditions; the impact of competitive products and pricing; the timely development and market acceptance of the company's products; the availability and cost of raw materials; and other risks detailed herein and from time-to-time in the company's SEC filings. Any forward-looking statement speaks only as of the date hereof, and the company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.
The Middleby Corporation is a global leader in the foodservice industry. The company develops and manufactures a broad line of solutions used in commercial foodservice, food processing, and residential kitchens. Supporting the company’s pursuit of the most sophisticated innovation, state-of-the-art Middleby Innovation Kitchens and Residential Showrooms showcase and demonstrate the most advanced Middleby solutions. In 2022 Middleby was named a World’s Best Employer by Forbes and is a proud philanthropic partner to organizations addressing food insecurity.
Investor relations inquiries:
Rebecca Ellin
SVP of Investor Strategy and Corporate Development
rellin@middleby.com
Media inquiries:
Darcy Bretz
VP of Corporate Communications
dbretz@middleby.com
Kate Schneiderman
Managing Director, ICR
middleby@icrinc.com

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in 000’s, Except Per Share Information)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	4th Qtr, 2025	4th Qtr, 2024	4th Qtr, 2025	4th Qtr, 2024
Net sales	$866,425	$828,838	$3,201,202	$3,150,239
Cost of sales	530,205	497,497	1,949,287	1,898,420
Gross profit	336,220	331,341	1,251,915	1,251,819

Selling, general and administrative expenses	174,818	139,149	663,156	590,115
Restructuring expenses	969	1,189	3,270	8,245
Gain on sale of plant	—	(1,139)	—	(1,139)
Impairments	10,598	10,475	10,598	10,475
Income from operations	149,835	181,667	574,891	644,123

Interest expense and deferred financing amortization, net	29,443	20,356	93,828	93,356
Net periodic pension benefit	(1,580)	(3,646)	(6,294)	(14,872)
Other expense, net	1,301	743	5,082	(458)
Earnings from continuing operations before income taxes	120,671	164,214	482,275	566,097

Provision for income taxes	34,585	46,376	115,008	145,119
Net earnings from continuing operations	86,086	117,838	367,267	420,978

Earnings/(loss) from discontinued operations, net of tax	(49,147)	(5,534)	(644,998)	7,455
Net earnings/(loss)	$36,939	$112,304	$(277,731)	$428,433

Net earnings/(loss) per share:
Basic from continuing operations	$1.73	$2.19	$7.11	$7.83
Basic from discontinued operations	(0.99)	(0.10)	(12.49)	0.14
Basic earnings per share	$0.74	$2.09	$(5.38)	$7.97

Diluted from continuing operations	$1.72	$2.17	$7.04	$7.77
Diluted from discontinued operations	(0.98)	$(0.10)	(12.36)	0.14
Diluted earnings per share	$0.74	$2.07	$(5.32)	$7.90

Weighted average number of shares
Basic	49,888	53,764	51,655	53,738
Diluted	50,032	54,334	52,179	54,209

THE MIDDLEBY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in 000’s)
(Unaudited)

	Jan 3, 2026	Dec 28, 2024
ASSETS

Cash and cash equivalents	$222,239	$638,766
Accounts receivable, net	573,039	531,758
Inventories, net	692,589	655,944
Prepaid expenses and other	111,176	114,734
Prepaid taxes	41,159	24,014
Current assets held for sale - discontinued operations	1,102,441	364,827
Total current assets	2,742,643	2,330,043
Property, plant and equipment, net	431,622	384,683
Goodwill	1,799,649	1,744,246
Other intangibles, net	1,061,192	1,099,816
Long-term deferred tax assets	8,209	6,281
Pension benefits assets	106,444	90,391
Other assets	165,407	146,871
Non-current assets held for sale - discontinued operations	—	1,480,820
Total assets	$6,315,166	$7,283,151

LIABILITIES AND STOCKHOLDERS' EQUITY

Current maturities of long-term debt	$44,420	$43,949
Accounts payable	206,666	166,184
Accrued expenses	574,810	493,678
Current liabilities held for sale - discontinued operations	242,335	125,511
Total current liabilities	1,068,231	829,322
Long-term debt	2,128,582	2,351,118
Long-term deferred tax liability	156,723	151,214
Accrued pension benefits	7,629	9,573
Other non-current liabilities	177,772	170,663
Non-current liabilities held for sale - discontinued operations	—	132,830
Stockholders' equity	2,776,229	3,638,431

Total liabilities and stockholders' equity	$6,315,166	$7,283,151

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice (3)	Food Processing (3)	Total Company (1)
Three Months Ended January 3, 2026
Net sales	$601,724	$264,701	$866,425
Segment Income from Continuing Operations	$130,996	$47,789	$149,835
Income from continuing operations % of net sales	21.8%	18.1%	17.3%

Depreciation	7,721	3,471	11,748
Amortization	10,654	3,142	13,796
Restructuring expenses	519	450	969
Acquisition related adjustments	(2,151)	1,841	(37)
Strategic Transaction Costs	—	—	4,759
Stock compensation	—	—	5,436
Impairments	9,298	1,300	10,598
Segment adjusted EBITDA from continuing operations (2)	$157,037	$57,993	$197,104
Adjusted EBITDA from continuing operations % of net sales	26.1%	21.9%	22.7%

Adjusted EBITDA from discontinued operations			22,139
Adjusted EBITDA attributable to Middleby			$219,243

Three Months Ended December 28, 2024
Net sales	$597,443	$231,395	$828,838
Segment Income from Continuing Operations	$142,083	$61,306	$181,667
Income from continuing operations % of net sales	23.8%	26.5%	21.9%

Depreciation	7,375	2,778	10,614
Amortization	11,331	2,640	13,971
Restructuring expenses	931	259	1,190
Acquisition related adjustments	727	2,578	3,644
Stock compensation	—	—	5,742
Gain on sale of plant	—	(1,139)	(1,139)
Impairments	5,197	—	10,475
Segment adjusted EBITDA from continuing operations	$167,644	$68,422	$226,164
Adjusted EBITDA from continuing operations % of net sales	28.1%	29.6%	27.3%

Adjusted EBITDA from discontinued operations			24,986
Adjusted EBITDA attributable to Middleby			$251,150

 (1)  Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $17.9 million and $9.9 million for the three months ended January 3, 2026 and December 28, 2024, respectively.
  (2) Foreign exchange rates favorably impacted Segment Adjusted EBITDA by approximately $3.3 million for the three months ended January 3, 2026.
  (3) Certain prior year amounts have been reclassified to be consistent with current year presentation, including beginning to report the results of a division within its Food Processing segment as a result of a change in internal management and potential synergies in operations to be consistent with the reporting of financial information used to assess performance and allocate resources. These operations were previously reported in the Commercial Foodservice segment and are now managed and reported in the Food Processing segment. All prior period segment disclosures have been recast to reflect this change.

THE MIDDLEBY CORPORATION
NON-GAAP SEGMENT INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Commercial Foodservice	Food Processing	Total Company (1)
Twelve Months Ended January 3, 2026
Net sales	$2,351,047	$850,155	$3,201,202
Segment Income from Continuing Operations	$544,389	$144,494	$574,891
Income from continuing operations % of net sales	23.2%	17.0%	18.0%

Depreciation	28,357	12,755	43,742
Amortization	43,557	11,698	55,255
Restructuring expenses	2,751	519	3,270
Acquisition related adjustments	(1,670)	758	(912)
Strategic transaction costs	—	—	19,184
Stock compensation	—	—	13,462
Impairments	9,298	1,300	10,598
Segment adjusted EBITDA from continuing operations (2)	$626,682	$171,524	$719,490
Adjusted EBITDA from continuing operations % of net sales	26.7%	20.2%	22.5%

Adjusted EBITDA from discontinued operations			78,431
Adjusted EBITDA attributable to Middleby			$797,921

Twelve Months Ended December 28, 2024
Net sales	$2,380,384	$769,855	$3,150,239
Segment Income from Continuing Operations	$566,250	$176,965	$644,123
Income from continuing operations % of net sales	23.8%	23.0%	20.4%

Depreciation	27,794	10,213	39,762
Amortization	49,133	8,091	57,224
Restructuring expenses	5,626	2,619	8,245
Acquisition related adjustments	455	55	1,310
Stock compensation	—	—	31,902
Gain on sale of plant		(1,139)	(1,139)
Impairments	5,197	—	10,475
Segment adjusted EBITDA from continuing operations	$654,455	$196,804	$791,902
Adjusted EBITDA from continuing operations % of net sales	27.5%	25.6%	25.1%

Adjusted EBITDA from discontinued operations			74,393
Adjusted EBITDA attributable to Middleby			$866,295

 (1)  Includes corporate and other general company expenses, which impact Segment Adjusted EBITDA, and amounted to $78.7 million and $59.4 million for the twelve months ended January 3, 2026 and December 28, 2024, respectively.
(2)  Foreign exchange rates favorably impacted Segment Adjusted EBITDA by $5.5 million for the twelve months ended January 3, 2026.
(3) Certain prior year amounts have been reclassified to be consistent with current year presentation, including beginning to report the results of a division within its Food Processing segment as a result of a change in internal management and potential synergies in operations to be consistent with the reporting of financial information used to assess performance and allocate resources. These operations were previously reported in the Commercial Foodservice segment and are now managed and reported in the Food Processing segment. All prior period segment disclosures have been recast to reflect this change.

THE MIDDLEBY CORPORATION
NON-GAAP INFORMATION (UNAUDITED)
(Amounts in 000’s, Except Percentages)

	Three Months Ended
	4th Qtr, 2025		4th Qtr, 2024
	$	Diluted per share	$	Diluted per share
Net earnings from continuing operations	$86,086	$1.72	$117,838	$2.17
Amortization (1)	14,464	0.29	15,758	0.29
Restructuring expenses	969	0.01	1,190	0.02
Acquisition related adjustments	(37)	—	3,644	0.07
Net periodic pension benefit	(1,580)	(0.03)	(3,646)	(0.07)
Strategic transaction costs	4,759	0.10	—	—
Gain on sale of plant	—	—	(1,139)	(0.02)
Impairments	10,598	0.20	10,475	0.19
Income tax effect of pre-tax adjustments	(8,373)	(0.17)	(7,412)	(0.14)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.02	—	0.02
Adjusted net earnings from continuing operations	$106,886	$2.14	$136,708	$2.53
Adjusted net earnings from discontinued operations	13,948	0.28	18,595	0.35
Adjusted net earnings attributable to Middleby	$120,834	$2.42	$155,303	$2.88

Diluted weighted average number of shares	50,032		54,334
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—		(394)
Adjusted diluted weighted average number of shares	50,032		53,940

	Twelve Months Ended
	4th Qtr, 2025		4th Qtr, 2024
	$	Diluted per share	$	Diluted per share
Net earnings from continuing operations	$367,267	$7.04	$420,978	$7.77
Amortization (1)	61,563	1.18	64,351	1.19
Restructuring expenses	3,270	0.06	8,245	0.15
Acquisition related adjustments	(912)	(0.02)	1,310	0.02
Net periodic pension benefit	(6,294)	(0.12)	(14,872)	(0.27)
Strategic transaction costs	19,184	0.37	—	—
Impairments	10,598	0.20	10,475	0.19
Gain on sale of plant	—	—	(1,139)	(0.02)
Income tax effect of pre-tax adjustments	(20,803)	(0.40)	(17,503)	(0.32)
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	—	0.08	—	0.06
Adjusted net earnings from continuing operations	$433,873	$8.39	$471,845	$8.77
Adjusted net earnings from discontinued operations	45,618	0.88	38,636	0.72
Adjusted net earnings attributable to Middleby	$479,491	$9.27	$510,481	$9.49

Diluted weighted average number of shares	52,179		54,209
Adjustment for shares excluded due to anti-dilution effect on GAAP net earnings (2)	(468)		(418)
Adjusted diluted weighted average number of shares	51,711		53,791
(1) Includes amortization of deferred financing costs and convertible notes issuance costs.
(2) Adjusted diluted weighted average number of shares was calculated based on excluding the dilutive effect of shares to be issued upon conversion of the notes to satisfy the amount in excess of the principal since the company's capped call offsets the dilutive impact of the shares underlying the convertible notes. The calculation of adjusted diluted earnings per share excludes the principal portion of the convertible notes as this will always be settled in cash. Given the settlement of the convertible notes in the third quarter of 2025 the weighted average number of shares will no longer require an adjustment in 2026.

	Three Months Ended		Twelve Months Ended
	4th Qtr, 2025	4th Qtr, 2024	4th Qtr, 2025	4th Qtr, 2024
Net Cash Flows Provided By (Used In):
Operating activities (1)	$178,468	$209,857	$564,584	$614,520
Investing activities	(13,341)	(113,585)	(103,818)	(145,691)
Financing activities	(104,902)	(27,979)	(970,941)	(73,768)

Free Cash Flow
Cash flow from operating activities (1)	$178,468	$209,857	$564,584	$614,520
Less: Capital expenditures (2)	(12,952)	(9,602)	(70,729)	(34,183)
Free cash flow	$165,516	$200,255	$493,855	$580,337

(1) Includes strategic transaction costs associated with the business portfolio review of $4.8 million and $19.2 million for the three months ended and twelve months ended January 3, 2026.
(2) Includes investment for food processing innovation centers of approximately $18 million for the twelve months ended January 3, 2026.

USE OF NON-GAAP FINANCIAL MEASURES
The company supplements its consolidated financial statements presented on a GAAP basis with this non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. In addition, the non-GAAP financial measures included in this press release do not have standard meanings and may vary from similarly titled non-GAAP financial measures used by other companies.

The company believes that organic net sales growth, adjusted EBITDA, non-GAAP adjusted segment EBITDA, net debt, net leverage, adjusted net earnings and adjusted diluted per share measures are useful as supplements to its GAAP results of operations to evaluate certain aspects of its operations and financial performance, and its management team primarily focuses on non-GAAP items in evaluating performance for business planning purposes. The company also believes that these measures assist it with comparing its performance between various reporting periods on a consistent basis, as these measures remove from operating results the impact of items that, in its opinion, do not reflect its core operating performance including, for example, intangibles amortization expense, impairment charges, restructuring expenses, and other charges which management considers to be outside core operating results.

The company believes that free cash flow is an important measure of operating performance because it provides management and investors with a measure of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, repaying debt and repurchasing our common stock.

The company believes that its presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts with the same information that Middleby uses internally for purposes of assessing its core operating performance.